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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Richard E. Davis
         Chief Financial Officer
         NMT Medical, Inc.
         (617) 737-0930
         red@nmtmedical.com

NMT MEDICAL ANNOUNCES SALE OF NEUROSCIENCES BUSINESS UNIT

BOSTON, Mass., August 1, 2002 - NMT Medical, Inc. (Nasdaq: NMTI) announced today that it has sold its neurosciences business to Integra LifeSciences Holdings Corporation (Nasdaq: IART) for $5.4 million in cash in a transaction structured as a sale of stock of the subsidiaries comprising the Company's neurosciences business unit.

The neurosciences business unit serves the needs of neurosurgeons with a range of implantable, single-use products, including cerebral spinal shunts and external drainage products.

With this sale, NMT Medical is moving forward with its business strategy to focus exclusively on high-growth opportunities in its cardiovascular business unit, which designs, develops and markets proprietary implant technologies that allow interventional cardiologists to treat cardiac sources of stroke through minimally invasive, catheter-based procedures.

Commenting on the sale, John E. Ahern, President and Chief Executive Office, stated, "This transaction is the culmination of our two-year effort to focus NMT's business exclusively on the growth opportunities that we see for our cardiovascular business unit. During this timeframe, Vice President and CFO Rick Davis led our efforts to stabilize the neurosciences business unit and positioned it as an attractive and accretive acquisition candidate for a company like Integra LifeSciences."

Ahern concluded, "With our substantial cash balance and streamlined operations, NMT will now concentrate fully on the expansion of its cardiovascular market opportunities with the innovative CardioSEAL(R) and STARFlex(TM) implant technologies."

The Company's CardioSEAL(R) and STARFlex(TM) Septal Occlusion Systems close different types of defects in the heart without open heart surgery. NMT is currently seeking premarket approval of STARFlex(TM) from the U. S. FDA for the closure of patent foramen ovale (PFO) in certain high risk patient populations, an opening that may allow small blood clots to escape the heart, travel to the brain and cause a stroke. The Company estimates that the worldwide market potential for its cardiac septal repair technology for the treatment of PFO exceeds 400,000 procedures annually.

About Integra

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Integra designs, manufactures and sells implants, instruments and monitors used in neurosurgery and intensive care units, primarily for the treatment of neurological trauma and surgery.

About NMT Medical, Inc.

NMT Medical designs, develops and markets proprietary implant technologies that allow interventional cardiologists to treat cardiac sources of stroke through minimally invasive, catheter-based procedures. The Company also serves the pediatric interventional cardiologist with a broad range of cardiac septal repair implants delivered with nonsurgical catheter techniques. For more information about NMT Medical, please visit www.nmtmedical.com.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements -- including statements regarding the expansion of NMT's cardiovascular business and market opportunities -- involve known and unknown risks, uncertainties or other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to, risk factors discussed under the heading "Certain Factors That May Affect Future Results" included in Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, as amended, and subsequent filings with the Securities and Exchange Commission.

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